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               INTERNATIONAL TELECOMMUNICATIONS SERVICE AGREEMENT

                                     BETWEEN

                   COMPANIA DOMINICANA DE TELEFONOS, C. POR A.

                                       AND

                  INTERNATIONAL TELECOMMUNICATIONS CORPORATION

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               INTERNATIONAL TELECOMMUNICATIONS SERVICE AGREEMENT

THIS AGREEMENT is entered into this 31st day of May 1994 by and between COMPANIA DOMINICANA DE TELEFONOS, C. por A., a company organized and existing under the laws of the Dominican Republic and having its principal office at 1101 Abraham Lincoln Ave., Santo Domingo, Dominican Republic hereinafter called "CODETEL", which expression shall include its successors and permitted assigns, and INTERNATIONAL TELECOMMUNICATIONS CORPORATION, a corporation organized and existing under the laws of United States of America and having its principal office at 60 Hudson Street, Suite 307 New York, New York 10013 hereinafter called "ITC", which expression shall include its successors and permitted assigns. CODETEL and ITC shall be referred to collectively herein as the "Parties" as individually as the "Party".

WHEREAS, ITC operates telecommunications facilities within United Stated of America which constitute a telecommunications system within United Stated of America,

WHEREAS, CODETEL operates telecommunications facilities within Dominican Republic which constitute a telecommunications system within Dominican Republic, and

WHEREAS, CODETEL and ITC desire to jointly furnish direct telecommunications services between Dominican Republic and United Stated of America,

NOW, THEREFORE, the Parties hereto, in consideration of the mutual covenants herein expressed, agree with each other as follows:

1. Establishment of Service.

1.1 Effective with the establishment of direct circuits between CODETEL and ITC the Parties hereto agree to provide and maintain direct telecommunications services between Dominican Republic and United Stated of America.

2. Services to be Provided.

2.1 The telecommunications services to be provided shall be as the Parties have agreed as set forth in Annex A (International Telephone Service) and Annex B (International Transit Service) attached hereto and made a part hereof by this reference. These telecommunications services may be changed and expanded from time to time by the prior written agreement of the Parties.

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3. Collection Charges.

3.1 The charges to CODETEL and ITC's customers respectively the users of the telecommunications services provided hereunder (hereinafter called the "collection charges") may be expressed in different currencies. Each Party shall determine its own collection charges (subject to appropriate Governmental approvals if required) applicable to such telecommunications services.

4. Accounting Rate.

4.1 The accounting rate applicable to the International Telephone Service to be provided hereunder shall be that set forth in Annex A hereto, unless the Parties shall otherwise agree in writing.

4.2 Service messages between the Parties will be  exchanged free of charge.

5. Preparation and Submission of Monthly Notices

5.1 In respect of the International Telephone provided hereunder each Party shall prepare a monthly notice including, but not limited to, the number of calls and the number of conversation minutes originated by that Party with respect to each agreed service, and the share of accounting rate per conversation minute credited to the other Party in the agreed upon currency or medium of exchange per minute for such International Telecommunications Service, together with the total amount to be credited to that other Party.

5.2 Each Party shall forward such monthly notices to the other Party as soon as practicable after the calendar month to which the notice relates but in no event later than the end of the calendar month following the month to which the notice relates.

5.3 No deduction shall be made in the monthly notice for uncollectible amounts. Each Party shall be responsible for its own uncollectibles. Each Party may, however, deduct customer credits resulting from defective service from the monthly notices submitted to the other Party, provided that such deduction is made before the monthly notice involved is forwarded to the other Party.

5.4 A monthly notice shall be deemed to have been accepted by the Party to which it is rendered if that Party does not object in writing within the ninety (90) days following the date in which the notice is sent.

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5.5 Notwithstanding any provision to the contrary contained in this Clause 5, any adjustments as agreed upon in writing by both Parties shall be included in a subsequent monthly statement.

6. Settlement of Accounts.

6.1 The sums due each month from one Party to the other, as set out in the monthly notices referred to in Clause 5 above, shall be reduced to a monthly net balance by each Party. No amounts shall be due and owing from either Party to the other until the amounts credited to each Party in the monthly notices rendered by both parties are netted against each other to determine a single monthly imbalance due from one Party to the other. It is the intention of the Parties that no indebtedness shall mature until the single monthly amount is calculated. Net monthly balances due from one Party to the other shall be paid by the debtor Party to the creditor Party as soon as practicable, and in any event no later than one month after the monthly notices in respect of any given month have been received.

6.2 Monthly notices rendered and payments made under this Agreement from one Party to the other shall be in dollars of United States of America (US$).

7. Failure to Pay.

7.1 Notwithstanding any other provision of this Agreement, upon failure of a Party to pay a net balance due in accordance with Clause 6.1, above the creditor Party may, after providing (30) days written notice to the debtor Party, restrict or suspend in whole or in part its participation in the telecommunications services provided hereunder. Thereupon, the creditor Party shall be released from its obligations under this Agreement with respect to the telecommunications services so restricted or suspended for so long as any balance due shall remain unpaid.

7.2 In particular, and notwithstanding the provisions of Clause 6 above, the creditor Party may limit its provision of the International Telephone Services to those calls that are billable to its own customers, retaining all sums derived therefrom, and continue such practice until payment of any outstanding balance due has been made.

7.3 Payment of a net balance shall not be withheld pending a specific claim made under such net balance, as said in the International Telecommunications Regulations (Melborne, 1988). Adjustments that have been agreed upon by both parties shall be included in a subsequent monthly notice.

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7.4 The creditor Party may demand the debtor Party the payment of interest on overdue balances at a rate of six percent (6%) yearly, according to subparagraph
3.3.1 of the International Telecommunications Regulations (Melborne, 1988)

8. Routing-of Service and Provision of Facilities.

8.1 The telecommunications services covered by this Agreement shall be provided by means of cable, satellite or microwave. Circuits requirements, signaling, configuration and access mode shall be mutually agreed between the Parties and reviewed from time to time.

8.2 The telecommunications services provided under this Agreement shall be provided by direct circuits between CODETEL in Dominican Republic and ITC in United States of America.

8.3 Each Party shall be responsible for the provision, at its own expense, of the telecommunications facilities located within its own operating area of Dominican Republic and United States of America respectively necessary to provide its telecommunications services hereunder.

8.4 Each Party shall be responsible for the provision, at its own expense, of one-half of the international telecommunications facilities between Dominican Republic and United States of America necessary to provide the telecommunications services hereunder.

8.5 Each Party shall be responsible for the provision, at its own expense, of appropriate interconnecting facilities between the telecommunications facilities located in its own operating area of Dominican Republic and United States of America respectively, with the international telecommunications facilities between Dominican Republic and United States of America.

8.6 Each Party shall advise the other party as soon as possible of any facility failure or likely facility failure in its area of operation that is expected to cause protracted interruption of telecommunications services between Dominican Republic and United States of America, and will endeavor to ensure that such failure is avoided or remedied as soon as it is practical.

8.7 To ensure effective implementation and operation of the services provided hereunder, the Parties agree to exchange on a timely basis, information regarding quality of the services, dialing access codes, collection charges to its customers and marketing and sales programs of the services.

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9. Records.

9.1 The Parties shall maintain complete and accurate records of all telecommunications services provided pursuant to this Agreement for a period of not less than one year.

10. Technical Standards and Methods of Operation.

10.1 Except as may be otherwise agreed in writing by the Parties hereto, the technical standards and methods of operation applied by the Parties shall conform to the current relevant recommendations of the Telecommunication Standardization Bureau (TSB) of The International Telecommunications Union (ITU) and to any future revisions of the same.


10.2 For operational purposes, traffic and maintenance personnel will use English as the working language)


11. Force Majeure.

11.1 Neither Party shall be held liable for any delay or failure in performance of any part of this Agreement from any cause beyond its control and without its fault or negligence, such as acts of God, acts of civil or military authority, Government regulations, embargoes, epidemics, war, terrorist acts, riots, insurrections, fires, explosions, earthquakes, hurricanes, nuclear accidents, floods, strikes, power blackouts, volcanic action, other major environmental disturbances or unusually severe weather conditions.

12. Liability.

12.1 Neither Party shall be liable to the other for any loss or damage sustained by reason of any failure in, or breakdown of the telecommunications facilities or for any interruption of telecommunications service provided pursuant to this Agreement, no matter what the cause of such breakdown or interruption, or however long it shall last.

13. Governmental Approvals.

13.1 All agreements, covenants, undertakings, and obligations herein made or assumed by the Parties hereto are subject to the obtaining and continuance of all necessary governmental licenses, consents, permits, authorizations, and approvals. Each Party shall use all

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reasonable efforts to obtain and to have continued in effect such licenses, consents, permits, authorizations, and approvals.

14. Notices.

14.1 Any communication by either Party to the other shall be sufficiently made if in writing and delivered by messenger or if sent by registered or certified post, or by facsimile transmission to the addresses hereinafter specified and shall be deemed to have been made to the other Party on the day on which such communications were delivered or first received in the case of a facsimile transmission.

14.2 For the purposes of this Agreement, the postal and facsimile address of the Parties shall be as follows:

International Services Director              General Council
CODETEL                                      ITC
Abraham Lincoln 1101                         R. Fishman
Apartado Postal 1377                         60 Hudson Street
Santo Domingo,                               NY., NY. 10013
Dominican Republic                           212/513-1007
Fax: (809) 544-3536                          212/513-8311

The above addresses may be changed at any time by giving the other Party thirty

(30) days written notice.

15. Effective Date and Termination

15.1 This Agreement shall be deemed to have come into force upon the full execution thereof by the Parties hereto and shall continue in force until terminated by either Party giving not less than three months prior written notice to the other Party.

15.2 Notwithstanding the provisions of Clause 15.1 above, this Agreement shall terminate upon either Party placing the other upon notice in writing that such other Party is in breach of this Agreement, and that breach is not cured within 30 days of such notice being received.

15.3 Any monies due to either Party as calculated pursuant to clauses 4, 5, 6 and 7 above shall not be affected by any such termination.

16. Modifications and Additions.

16.1 This Agreement and any of the provisions or Annexes hereof may be altered or added to only by an agreement in

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writing signed by a duly authorized person on behalf of each Party.

17. Affiliation.

17.1 The relationship between CODETEL and ITC under this Agreement shall be that of correspondents in the joint provision of telecommunications services referred to herein. Nothing herein contained shall be deemed to constitute a partnership or joint venture between them, and the common enterprise of the parties shall be limited to the express provisions of the service under this Agreement.

18. Waiver.

18.1 No course of dealing or failure of either party to enforce any provision of this Agreement shall be construed as a waiver of such provisions or any other rights under this Agreement. If any of the provisions of this shall be invalid or unenforceable the entire Agreement be construed as if not containing that particular invalid or unenforceable provision or provisions and the rights and obligations of the Parties shall be construed and enforced accordingly.

19. Assignment.

19.1 This Agreement shall not be assigned or transferred by either Party without the prior written consent of the other Party to this Agreement. Such consent shall not be unreasonably delayed or withheld.

20. Confidentiality of Information.


20.1 Any of the information which the Parties may exchange hereunder to ensure the effective and efficient implementation and operation of the telecommunications services which is identified as such by the originating Party and which is not in the public domain shall be considered and shall be treated as strictly confidential and shall not be disclosed to third parties unless otherwise specifically in writing agreed.

21. Proportional Return

21.1 Each Part agrees to implement proportional return of International Long Distance traffic between United States of America and Dominican Republic in accordance with the Annex

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21. Proportiona1 Return

21.1 Each Part agrees to implement proportional return of International Long Distance traffic between United States of America and Dominican Republic in accordance with the Annex E of this Agreement.

22. Counterparts.

22.1 This Agreement is be executed in two counterparts in English language, each of which shall be considered an original with identical legal effect.

23. Governing Law.

23.1 This Agreement shall be governed by and construed in accordance with the Laws of the Dominican Republic and United States of America.

IN WITNESS WHEREOF, the parties hereto have severally subscribed these presents, or caused them to be subscribed in their name and behalf by their respective officers thereunto duly authorized.

By CODETEL,                                   By ITC,

/s/ Lawrence Vierra                           /s/ Chuck Piluso
--------------------------------              ------------------------------
Lawrence Vierra                               Chuck Piluso
Vice President                                President
International Toll Marketing

Date 31 May 94                                Date 31 May 94
     -----------------                             --------------

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                                     ANNEX A


                                       TO

               INTERNATIONAL TELECOMMUNICATIONS SERVICES AGREEMENT

                               BETWEEN CODETEL AND

                  INTERNATIONAL TELECOMMUNICATIONS CORPORATION

                        INTERNATIONAL TELEPHONE SERVICES

The International Telephone services to be offered shall be:

1. Services

1.1 Automatic:
                          International Direct Dialing

 2. Period of service

2.1 These services will be offered twenty four (24) hours a day, seven days a week, uninterrupted.

3. Accounting Rate

3.1 The Accounting Rate for traffic between Dominican Republic and United States of America shall be:

                                 FULL          REDUCED
                               (US$/Min)      (US$/Min)

     U. S. A.                     0.65           0.30
     DOMINICAN REPUBLIC           0.65           0.30
                                  ----           ----
     TOTAL                        1.30           0.60

The following volume based accounting rate schedule shall be apply for inbound traffic during 1994:

Inbound Minutes/Month                          Accounting Rate
---------------------                          ---------------
                                                FULL     REDUCED
                                              (US$/Min) (US$/Min)

0 -         300,000                             1.30     0.60
Over        300,000                                      0.60

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                                                                         Page A2

3.2 The above accounting rates apply to the International Direct Dialling traffic. Minutes of traffic upon which settlements are paid will be measured using accumulated seconds.

3.3 The reduced rate period shall be in effect from 12:00 midnight to 7:00 a.m., seven days a week. The Full rate period shall be in effect from 7:00 a.m. to 12:00 midnight.

By CODETEL,                                 By ITC,

/s/ Lawrence Vierra                         /s/ Chuck Piluso
-----------------------------               -------------------------
Lawrence Vierra                             Chuck Piluso
Vice President                              President
International Toll Marketing



Date 31 May 94                              Date 31 May 94
     -------------------                         ----------------

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                                    ANNEX B

                                       TO

               INTERNATIONAL TELECOMMUNICATIONS SERVICE AGREEMENT

                               BETWEEN CODETEL AND

                  INTERNATIONAL TELECOMMUNICATIONS CORPORATION

                          INTERNATIONAL TRANSIT SERVICE

1. CIasses of Service

1.1 Services between Dominican Republic or United States of America and another country or geographic area may transit Dominican Republic or United States of America as the Parties hereto may from time to time agree.

2. Charges

2.1 The transited party will establish its own charges for this transit service.

3. Accounting and Revenue Settlement

3.1 Transit charges will be remitted to the party providing the transit service in accordance with clause 5 of this Agreement.

Transit traffic and charges will be identified in the monthly notices separately from other accounted items and shall further be identified by terminating country.





By CODETEL,                                 By ITC,

/s/ Lawrence Vierra                         /s/ Chuck Piluso
-----------------------------               -------------------------
Lawrence Vierra                             Chuck Piluso
Vice President                              President
International Toll Marketing



Date 31 May 94                              Date 31 May 94
     -------------------                         ----------------

                                       11

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                                     ANNEX C

                                       TO

               INTERNATIONAL TELECOMMUNICATIONS SERVICE AGREEMENT
              BETWEEN CODETEL and INTERNATIONAL TELECOMMUNICATIONS
                                   CORPORATION

                         PROPORTIONAL RETURN OF TRAFFIC


1. Each party shall return the same proportion of total settlement minutes of terminal traffic to the other party that is proportionate to the total settlement minutes of terminal traffic received from the other party, such that ITC's monthly settlement statements to CODETEL shall reflect the same percentage of all United States-billed minutes as the percentage of all Dominican Republic-billed minutes that are reflected in CODETEL's monthly settlement statements to ITC, and vice-versa. Fractional percents will be rounded to the nearest whole percent. Reasonable efforts shall be made by each party to ensure that each party receives a representative share of the total return traffic.

2. For purposes of the proportional return calculation and implementation, International Long Distance (ILD) settlement minutes shall include all sent paid (both subscriber dialed and operator handled), and all received collect terminal telephone traffic, including calling card, country direct, and international 800 services. Unless otherwise agreed hereafter, no other classes of services offered by CODETEL or ITC shall be considered ILD for purposes of proportional return. For new classes of service that may be introduced from time to time by either of the Parties, the Parties shall consider, at the time of introduction, modification of the proportional return calculation as they agree may be appropriate.

3. Transit traffic terminating in a country other than the Dominican Republic or

United States of America, and transit traffic originating in a country other than the Dominican Republic or United States of America shall not be included in the proportional return calculation of traffic due to either party.

4. The obligation to implement proportionate return of ILD settlement minutes shall apply notwithstanding an agreement by either party with any other carrier to return one or more of the ILD classes of service to that specific carrier.

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                                                                         Page C2

5. The monthly settlement statements of account interchanged between Dominican Republic and United States of America international carriers shall be the only basis to calculate the proportional return percentage under this Agreement.

6. On a quarterly basis, each Party agrees to inform the other its share of the ILD settlement minutes reported as a percentage of the total ILD settlement minutes reported by all carriers in each country.

7. Each party shall inform the other of any deviations in the actual traffic returns vis-a-vis the proportionate return owed and the reasons therefore. Each party shall make a reasonable effort to correct deviations resulting from a party's failure to offer proportionate ILD traffic to the other, except that deviations of less than one percent of the total ILD traffic for a given quarterly period will not be corrected. Unless otherwise agreed by the parties, to implement corrections, the sending party will adjust the return traffic percentages in the following quarterly period to compensate the other party for the deviation in the actual traffic returned vis-a-vis the proportional return owed during the prior quarterly period.

8. In no event will either party be obligated to settle with the other for minutes a Party was not able to terminate.



By CODETEL,                                 By ITC,

/s/ Lawrence Vierra                         /s/ Chuck Piluso
-----------------------------               -------------------------
Lawrence Vierra                             Chuck Piluso
Vice President                              President
International Toll Marketing



Date 31 May 94                              Date 31 May 94
     -------------------                         ----------------

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